LMI AEROSPACE, INC.

                           RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT, is made as of the 27th day of April 1998, between LMI AEROSPACE, INC., a Missouri corporation (the "Corporation"), and LAWRENCE J. LEGRAND1 ("LeGrand").

                                    RECITALS

         A. The Corporation has elected to award LeGrand 10,000 shares of common stock ($0.02 par value) of the Corporation the ("Bonus Stock") as an inducement to become employed as an officer of the Corporation and to work for the success of the Corporation and its subsidiaries.

         B.  LeGrand  has also  purchased  from Ronald S. Saks  ("Saks")  30,000 shares of common stock ($0.02 par value) of the Corporation pursuant to the terms of a certain Stock Purchase Agreement of even date herewith (the "Saks' Stock"), and LeGrand's IRA has subscribed to purchase 30,000 shares of common stock ($0.02 par value) of the Corporation (the "Corp. Stock"). All of the common stock purchased by LeGrand and his IRA (i.e. the Saks' Stock and the Corp. Stock) is sometimes referred to herein as the "Purchased Stock".

         C. All of the common stock acquired by LeGrand and his IRA is referred to collectively herein as the Restricted Stock.

         D. LeGrand is willing to accept the Restricted Stock subject to the terms of this Agreement.

         E. In consideration of the premises and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

                               TERMS OF AGREEMENT

         1. Bonus Stock Award. The Corporation hereby grants and awards to LeGrand, subject to the conditions and restrictions set forth in this Agreement, the Bonus Stock as a bonus for LeGrand's agreement to become a full time employee of the Corporation and to serve as its Chief Operating Officer. Based on an independent appraisal of the Corporation, the Corporation and LeGrand agree that the fair market value of the Bonus Stock is $20.00 per share. In addition, as further consideration, the Corporation will pay on behalf of LeGrand all taxes, federal, state and local, payable by LeGrand as a result of the award to him of the Bonus Stock, including all taxes payable by LeGrand as a result of payment of taxes by the Corporation on behalf of LeGrand pursuant to this sentence. Such obligation on the part of the Corporation to

1 Lawrence J. LeGrand is a party to this Agreement in his individual capacity and as the beneficial owner of the Lawrence J. LeGrand IRA Rollover account, CIBC Oppenheimer Corp. as Custodian (the "IRA").

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



pay taxes on behalf of LeGrand will not apply to any taxes subsequently payable by LeGrand with respect to the Bonus Stock.

         2. Restrictions on Transfer. Subject to the exceptions and limitations set forth elsewhere herein, none of the shares of Restricted Stock or the rights relating thereto may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by LeGrand, and LeGrand agrees not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of such Restricted Stock or rights, during a period of restriction extending from the date hereof and ending on April 30, 2000 ("Period of Restriction"); provided, however, that the restrictions on pledging the Restricted Stock shall not apply to the 30,000 shares of Purchased Stock pledged by LeGrand to Saks to secure payment for such stock. At the time of the earlier of (i) the expiration of the Period of Restriction or (ii) a "Change of Control" as defined in Section 9 (the "Termination Date"), such restriction on transfer shall lapse and the Restricted Stock, if not previously forfeited pursuant to Section 3 of this Agreement, will become subject to (i) a right of first refusal pursuant to Section 4 of this Agreement, and (ii) such limitations on transfer, if any, as may exist under applicable law, the Shareholder Agreement between LeGrand and the Corporation, the Voting Trust Agreement dated November 11, 1996 or any other agreement binding upon LeGrand.

         3. Possible Forfeiture of Restricted Stock Prior to Termination Date. If LeGrand ceases to be employed by the Corporation or any of its Subsidiaries for any reason (whether voluntarily or involuntarily) other than his death or disability prior to the Termination Date, the following provisions shall apply:

         (a) Bonus Stock - LeGrand shall immediately forfeit all of the Bonus Stock, and the full ownership of such Bonus Stock shall thereupon revert to the Corporation.

         (b) Purchased Stock - The Corporation (as to the Corp. Stock) and Saks (as to the Saks' Stock) shall have an option to repurchase the Corp. Stock and the Saks' Stock, respectively, for a purchase price (the "Purchase Price") equal to the lesser of:

                            (i) the purchase price per share  originally paid by
                       LeGrand, or

                            (ii) the per share value of the Corporation's common
                       stock determined by an independent appraiser in conformity with the Business Valuation Standard of the American Society of Appraisers and the Uniform Standards of Professional Appraisal Practice, multiplied by the number of shares being sold, which shall be based on the appraisal most recently completed prior to the date of the LeGrand's termination of employment.


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


         (c) Exercise of Option - If the Corporation and Saks (sometimes referred to in this Section 3(c) as an "Option Holder") have an option to purchase the Corp. Stock and the Saks' Stock (as the case may be) pursuant to the provisions of Section 3(b) of this Agreement, the option may be exercised by delivery of a written notice of the Option Holder's exercise of the option to the LeGrand within sixty (60) days of the termination of LeGrand's employment (the "Notice of Exercise of Option"), and LeGrand shall be obligated to sell to the Option Holder, all of the Corp. Stock and the Saks' Stock(as the case may be) then owned by LeGrand for the Purchase Price provided in
                  Section 3(b). The purchase and sale shall be closed on such date and at such time and place (during normal business hours) specified in the Notice of Exercise of Option from the Option Holder to LeGrand, which closing shall be not less than thirty
                  (30) days after delivery of such Notice of Exercise of Option nor more than ninety (90) days after the termination of LeGrand's employment. At the closing the Option Holder shall pay to LeGrand the full Purchase Price then due either (i) by cashier's check or (ii) at the Option Holder's option, by paying twenty percent (20%) of the Purchase Price by cashier's check and by delivering to LeGrand a promissory note in substantially the form attached hereto as Exhibit A (the "Note") in the principal amount of the remainder of the Purchase Price. The Note shall be dated as of the date of the consummation of the aforesaid purchase, shall become payable in five (5) equal, consecutive annual installments beginning on the first anniversary of the closing date, and shall bear interest (payable annually ) on the unpaid balance at the lowest annual rate allowable under applicable provisions of the Internal Revenue Code of 1986, as amended, to prevent any portion of the principal payments from being treated as imputed interest.

         (d) LeGrand's Rights After Forfeiture or Sale - LeGrand shall have no further rights under this Agreement with respect to the Restricted Stock, after forfeiture of the Bonus Stock or the sale of the Purchased Stock.

         4. Right of First Refusal. In consideration of the agreement of the Corporation to sell 30,000 shares of common stock of the Corporation to LeGrand, contemporaneously herewith LeGrand gives the Corporation a right of first refusal with respect to the Bonus Stock. After the Termination Date, if LeGrand shall receive a bona fide written offer from a third party to purchase some or all of the Bonus Stock at a specified purchase price and upon specified terms and conditions (the "Third Party Offer"), LeGrand shall promptly give written notice and a copy of such offer to the Corporation (the "Third Party Notice"). The Corporation shall have an option, but not the obligation, to purchase the Bonus Stock which is subject to the Third Party Offer, which option may be exercised within ten (10) days of the receipt by the Corporation of the Third Party Notice by giving notice of such exercise to LeGrand ("Notice of Exercise of Option"). If the Corporation elects to purchase the Bonus Stock which is subject to the Third Party Offer, the closing shall take place no later than twenty (20) days after the Notice of Exercise of Option at the offices of the Corporation. The purchase price per share of the Bonus Stock shall be either (i) seventy-five percent (75%) of the traded market value on the date of the Third Party Notice if the stock of the Corporation is publicly traded, or (ii) one hundred twenty-five percent (125%) of the book value per share of the Corporation's stock determined as of the end of the Corporation's fiscal year preceding the Third Party Notice if the stock of the Corporation is privately held, as the case may be, multiplied by the number of shares of Bonus Stock to be purchased. The purchase price shall be paid by cashier's check. As used



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

herein the term "book value" shall have its generally accepted meaning for accounting purposes and shall be determined by the firm of independent certified public accountants employed by the Corporation. If the Corporation does not elect to purchase the Bonus Stock which is subject to the Third Party Offer, the Bonus Stock may be sold pursuant to the Third Party Offer, subject to the restrictions contained in this Agreement and such limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon LeGrand.

         5. Certificates. One or more certificates representing the Restricted Stock will be held by the Corporation or by its transfer agent, together with a stock power to be executed by LeGrand in favor of the Corporation, until the Termination Date, at which time a certificate or certificates for such Restricted Stock will be issued to LeGrand. The certificates shall bear a legend indicating that the shares of Restricted Stock are subject to the terms of this Agreement.

         6. Dividends and Voting. During the Period of Restriction with respect to the Restricted Stock and until any subsequent transfer or forfeiture thereof by LeGrand, LeGrand shall be treated as the sole beneficial owner of the Restricted Stock, having all rights of a common stockholder of the Corporation with respect thereto, except as otherwise may be set forth in this Agreement. Specifically, (i) LeGrand shall be entitled to receive all dividends, payable in stock, in cash or in kind, or other distributions, declared on or with respect to any Restricted Stock as of a record date that occurs during the Period of Restriction and prior to any transfer or forfeiture of such Restricted Stock, provided that any such dividends payable in equity securities of the Corporation or its affiliates, including Common Stock, any series of Preferred Stock, or any warrants, options or rights to purchase any of the foregoing, shall be received and held by LeGrand subject to the same restrictions on transfer and the same conditions regarding forfeiture as apply to the Restricted Stock with respect to which such dividends are paid, and (ii) LeGrand shall be entitled to exercise all voting rights with respect to the Restricted Stock, if the record date for the exercise of such voting rights occurs during the Period of Restriction and prior to any transfer or forfeiture of the Restricted Stock. In the event of forfeiture of the Restricted Stock by LeGrand, he shall not be required to return to the Corporation any dividends or distributions previously paid to LeGrand with respect to the Restricted Stock.

         7. Designation of Beneficiary. LeGrand may designate a person or persons to receive the Restricted Stock, in the event of the death of LeGrand. Such designation must be made upon forms supplied by and delivered to the Corporation and may be revoked in writing. If LeGrand fails effectively to designate a beneficiary, LeGrand's estate will be deemed to be the beneficiary of LeGrand with respect to the Restricted Stock.

         8. Adjustments. In the event of any change in the outstanding shares of common stock by reason of any stock dividend or stock split, recapitalization, merger, sale, consolidation, spinoff, reorganization, combination, issuance of stock rights or warrants, exchange of shares, or other similar corporate change, an appropriate adjustment will be made by the Corporation to the number of shares of Restricted Stock, the rights to which were previously awarded hereby, consistent with equitable considerations; provided, however, that if the Corporation shall deliver additional shares of common stock or other securities for consideration, no such adjustment shall be made. No such adjustment may materially change the value of benefits available to LeGrand as a result of the prior award of the Restricted Stock.

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


         9. Change in Control. Notwithstanding anything to the contrary set forth elsewhere in this Agreement, in the event of a "Change in Control" of the Corporation, as defined below, all restrictions on transfer of the Restricted Stock (other than the right of first refusal provided for in Section 4 hereof) then in effect pursuant to Section 2 or any other provision of this Agreement shall lapse and cease to be effective, as of the date of such Change in Control.

         A Change in Control shall be deemed to have occurred as of the first date that (a) any individual, corporation (other than the Corporation), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert (other than any of the foregoing that is controlled by or under common control with the Corporation) becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as the result of any one or more securities transactions (including gifts and stock repurchases but excluding transactions described in subdivision
(C), below), of securities of the Corporation then possessing thirty-five percent (35%) or more of the voting power for the election of directors of the Corporation, or (b) "approved directors" shall constitute less than a majority of the entire Board of Directors of the Corporation, with "approved directors" defined to mean the members of such Board as of the Date of Grant and any subsequently elected members of such Board who shall be nominated or approved by a majority of the approved directors on the Board prior to such election, or,
(c) the Corporation shall have entered into a binding agreement for a Sale of the Corporation, as defined below, and shall have received all required corporate, regulatory and other approvals for consummating such transaction. For purposes of subdivision (c) of the preceding sentence, "Sale of the Corporation" shall mean (i) any consolidation, merger or stock- for-stock-exchange involving the Corporation or the securities of the Corporation in which the holders of voting securities of the Corporation immediately prior to the consummation of such transaction will own, as a group, immediately after such consummation, voting securities of the Corporation (or, if the Corporation is not to survive such transaction, voting securities of the corporation that issues securities to such holders in such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Corporation (or such other corporation), excluding any securities of any such other corporation owned by any members of such group prior to such transaction and any securities to be received in such transaction by any members of such group which represent disproportionate percentage increases in their shareholdings vis-a-vis the other members of such group, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions), of all, or substantially all, of the assets of the Corporation to a party which is not controlled by or under common control with the Corporation.

         10. Effect on Employment. The grant of the Restricted Stock and rights thereto provided for herein shall not confer upon LeGrand any right to continue in the employment of the Corporation or its Subsidiaries or to continue to perform services for the Corporation or its Subsidiaries and shall not in any way interfere with the right of the Corporation or its Subsidiaries to terminate the services of LeGrand as an employee or officer at any time.


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
         11. Withholding. To the extent that the grant of the Restricted Stock granted hereunder may obligate the Corporation to pay withholding taxes on behalf of LeGrand, the Corporation will pay the minimum amount of such withholding taxes then due and will (i) withhold such amount from LeGrand's wages or other payments due to LeGrand, or (ii) apply to such payment funds then delivered by LeGrand to the Corporation for such purpose, or (iii) withhold from the Restricted Stock then distributed to LeGrand (and the certificate or certificates representing such distributed shares of Restricted Stock) a number of shares of Restricted Stock otherwise then distributable to LeGrand having a fair market value on the date such shares of Restricted Stock are granted equal to the amount of such payment, in which event LeGrand shall have no further rights to such withheld shares of Restricted Stock.

         12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Missouri.

         13. Execution of Agreement. In order to obtain all rights under this Agreement, LeGrand must sign and return this Agreement to the Corporation prior to, or simultaneously with, the delivery of the Restricted Stock by the Corporation to LeGrand. If LeGrand fails to sign and return this Agreement to the Corporation, the award of Restricted Stock provided for herein shall be deemed void and never to have been granted.

         The parties hereto have executed this Agreement as of the date first above written.

                                     LMI AEROSPACE, INC.


                                     By:_________________________________
                                                  (Authorized Officer)


                                     ------------------------------------
                                          Lawrence J. LeGrand



         Ronald S. Saks has executed this Agreement as of the date first above written solely for the purpose of accepting the right of first refusal given to him by LeGrand pursuant to Section 4 of this Agreement.



                                       __________________________________
                                           Ronald S. Saks

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